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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                 March 10, 1997



                          COMMISSION FILE NO.: 0-16421


                        Provident Bankshares Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)


Maryland                                                    52-1518642
-------------------------------------------------      -----------------------
(State or other Jurisdiction of Incorporation           (IRS Employer or
organization)                                           Identification No.)


114 East Lexington Street, Baltimore, Maryland                21202
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(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code         (410) 281-7000
                                                       -----------------------





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Item 5.  Other Events.
         -------------

             On March 10, 1997, Provident Bankshares Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") with First Citizens Financial Corporation ("First Citizens") whereby First Citizens will be merged with and into the Company.

            Under the terms of the Agreement, holders of First Citizens common stock will receive .73 shares of common stock of the Company, subject to certain adjustments. The transaction is expected to be accounted for as a pooling of interests.

            As a condition to the Company's entering into the Agreement, First Citizens has granted the Company an option to purchase 9.9% of First Citizens common stock and has agreed to pay a termination fee of $1.7 million under certain circumstances.

            The Agreement is subject to approval by the shareholders of both the Company and First Citizens and the approval of the appropriate regulatory authorities. Attached is a copy of the Agreement, the Option Agreement and the press release announcing the Agreement.




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Item 7.  Exhibits.
         ---------

Exhibit 2.1. Agreement and Plan of Merger by and between Provident Bankshares Corporation and First Citizens Financial Corporation dated March 10, 1997.

Exhibit 2.2 Option Agreement by and between Provident Bankshares Corporation and First Citizens Financial Corporation dated March 10, 1997.

Exhibit 99     Press Release



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      /s/ Carl W. Stearn
                                   By:-------------------------------
                                      Carl W. Stearn
                                      Chairman of the Board and Chief
                                      Executive Officer



Dated: March 17, 1997






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                                 EXHIBIT INDEX



Exhibit 2.1 Agreement and Plan of Merger by and between Provident Bankshares Corporation and First Citizens Financial Corporation dated
               March 10, 1997.

Exhibit 2.2 Option Agreement by and between Provident Bankshares Corporation and First Citizens Financial Corporation dated March 10, 1997.

Exhibit 99     Press Release